Exhibit 35.1

SERVICER COMPLIANCE STATEMENT
BARCLAYS BANK DELAWARE
DRYROCK ISSUANCE TRUST

In connection with the Annual Report on Form 10-K of Dryrock Issuance Trust for the fiscal year ending December 31, 2012 (the “Report”), the undersigned, a duly authorized officer of Barclays Bank Delaware (the “Servicer”), does hereby certify and represent that:

1. A review of the activities and performance of the Servicer under the Servicing Agreement, dated as of August 1, 2012, by and among Dryrock Funding LLC, the Servicer, Dryrock Issuance Trust and U.S. Bank National Association (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

IN WITNESS WHEREOF, the undersigned has duly executed this Servicer Compliance Statement this 27th of March 2013.

BARCLAYS BANK DELAWARE

By: /s/ Gerald Pavelich
Name: Gerald Pavelich
Title: Chief Financial Officer